UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2009

Citigroup Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9924	52-1568099
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, New York 10043
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 559-1000

N/A
(Former Name or Former Address, if Changed Since Last Report)

_________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On January 13, 2009, Citigroup Inc. (“Citi”) and Morgan Stanley entered into a Joint Venture Contribution and Formation Agreement (the “Contribution Agreement”).  Pursuant to the Contribution Agreement, Citi will contribute its retail brokerage and futures business operated under the name Smith Barney in the United States and Australia and under the name Quilter in the United Kingdom into a newly formed joint venture entity, to be a Delaware limited liability company (the “Joint Venture”), and Morgan Stanley will contribute its global wealth management and private wealth management businesses on a worldwide basis into the Joint Venture. Following the respective contributions to the Joint Venture and a cash payment of $2.7 billion from Morgan Stanley to Citi in exchange for a portion of the Joint Venture interests held by Citi, Citi will own a 49% interest in the Joint Venture and Morgan Stanley will own a 51% interest in the Joint Venture. Citi will retain the retail brokers employed in Citi bank branches.

Joint Venture Contribution and Formation Agreement

The consummation of the transactions contemplated by the Contribution Agreement is subject to customary conditions, including the accuracy of each party’s representations and warranties and the performance of each party’s obligations under the Contribution Agreement, absence of legal restraints and prohibitions, expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, receipt of applicable approvals from the Financial Industry Regulatory Authority and the effectiveness of registration of the Joint Venture’s broker-dealer with the U.S. Securities and Exchange Commission.

Subject to certain limitations, Citi and Morgan Stanley have agreed to use their respective reasonable best efforts to do all things necessary, proper or advisable to consummate the transactions contemplated by the Contribution Agreement.  The Contribution Agreement includes limited representations and warranties of each party and covenants of each party that are customary for a transaction of this nature.  In addition, each party has agreed to indemnify the other party and the Joint Venture for losses arising out of breaches of its representations, warranties and covenants and for certain excluded liabilities retained by Citi and Morgan Stanley, respectively.  The Contribution Agreement may be terminated under certain circumstances, including by mutual agreement of Citi and Morgan Stanley, by either party if the consummation of the transactions contemplated by the Contribution Agreement has not occurred by March 31, 2010 (subject to a 60-day extension if necessary for regulatory approval), by either party if an order is entered prohibiting or disapproving the transaction and the order has become final and non-appealable, by either party upon a material uncured breach by the other party that would cause the closing conditions not to be satisfied, or by either party if the other party undergoes a change of control (or enters into a definitive agreement with respect to a change of control) within six months of the date of the Contribution Agreement.

The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Contribution Agreement, which is filed as Exhibit 10.1 hereto.

Joint Venture LLC Agreement

Upon the consummation of the transactions contemplated by the Contribution Agreement, the parties will enter into an operating agreement for the Joint Venture (the “LLC Agreement”) to provide for the management and governance of the Joint Venture.  Pursuant to the LLC Agreement, the Joint Venture will be managed by a board of directors consisting of four Morgan Stanley designees, two Citi designees and the President of the Joint Venture, subject to certain requirements.  Board decisions will be made by majority vote, provided that each of Citi and Morgan Stanley will have veto rights with respect to certain matters including (i) any merger, liquidation or sale of the Joint Venture, (ii) certain acquisitions or dispositions, (iii) certain related party transactions, (iv) certain issuances or repurchases of equity, (v) the removal or replacement of certain executives for three years, (vi) any entry into certain new lines of business, (vii) a voluntary bankruptcy of the Joint Venture and (viii) certain tax related actions.

The LLC Agreement will provide Morgan Stanley with call rights exercisable (i) following the 3rd anniversary of the consummation of the transaction for a portion of Citi’s Joint Venture interest representing 14% of the outstanding Joint Venture interests, (ii) following the 4th anniversary of the consummation of the transaction for a portion of Citi’s Joint Venture interest representing an additional 15% of the outstanding Joint Venture interests and (iii) following the 5th anniversary of the consummation of the transaction for the remainder of Citi’s Joint Venture interest.  In addition, Morgan Stanley may call all of Citi’s Joint Venture interest upon a change in control of Citi.  Citi may put all of its Joint Venture interest to Morgan Stanley upon a change in control of Morgan Stanley, or following the later of the 6th anniversary of the consummation of the transaction and the 1-year anniversary of Morgan Stanley’s exercise of the call described in clause (ii) of the first sentence of this paragraph.  Each of Citi and Morgan Stanley also has the right to trigger an initial public offering of the Joint Venture beginning on the 6th anniversary of the consummation of the transaction.  The purchase price for the call and put rights described above is payable at fair market value of the purchased interests, based on fully distributed trading value and other assumptions and determined pursuant to an appraisal process.  The purchase price is payable in cash, except that the purchase price for a put exercised upon a change in control of Morgan Stanley is payable in cash or in Morgan Stanley common stock, at Morgan Stanley’s option.

Each of Citi and Morgan Stanley will agree in the LLC Agreement not to compete in the retail brokerage business in the U.S., Australia and the United Kingdom (in the case of Citi) and globally other than Japan (in the case of Morgan Stanley) for the period commencing upon consummation of the transaction until the earliest to occur of (x) an initial public offering, (y) the 6th anniversary of the consummation of the transaction and (z) the date on which either Citi or Morgan Stanley no longer beneficially owns 10% or more of the outstanding Joint Venture interests.  The non-compete restriction is subject to certain exceptions, including exceptions for businesses being retained by Citi (including its private bank and its brokers-in-branches program), exceptions for certain activities between Morgan Stanley and Mitsubishi UFJ Financial Group, Inc. and exceptions for certain brokerage businesses that may be acquired by either Citi or Morgan Stanley in the future.

Commercial and Other Arrangements

Upon the consummation of the transactions contemplated by the Contribution Agreement, the parties will enter into certain contractual arrangements among Citi, Morgan Stanley and the Joint Venture based upon terms that have been agreed by Citi and Morgan Stanley as of the date of the Contribution Agreement.

Citi, Morgan Stanley and the Joint Venture will enter into a Deposit Sweep Agreement providing for the allocation of deposits associated with deposit sweep accounts of Joint Venture customers between Citi and Morgan Stanley.  Each of Citi and Morgan Stanley will retain the deposit sweep accounts (and related deposits) of the customers of their respective contributed businesses existing as of the consummation of the transaction and any new accounts opened by one of these existing account holders or a member of such account holder’s household following consummation of the transaction, except for those customers with deposit sweep accounts at both contributed businesses.  Deposit sweep accounts (and related deposits) of customers with accounts at both contributed businesses and all deposit sweep accounts of Joint Venture customers who become customers of the Joint Venture after closing will be allocated to Citi and Morgan Stanley pro rata according to their relative ownership interest in the Joint Venture.  Upon a reduction in Citi’s ownership percentage upon the exercise of any put or call rights pursuant to the LLC Agreement, balances in deposit sweep accounts of Joint Venture customers who had accounts at both contributed businesses or became customers of the Joint Venture after the consummation of the transaction will be rebalanced between Citi and Morgan Stanley to reflect the new relative ownership percentages.  Citi’s rights and obligations under the Deposit Sweep Agreement may be terminated by any party upon consummation of a call or put pursuant to the LLC Agreement that results in Citi ceasing to own any common equity interest in the Joint Venture.  Following termination of the Deposit Sweep Agreement, all deposit sweep accounts (and related deposits) of Joint Venture customers then held by Citi will be transferred to Morgan Stanley over a two-year transition period.  Pursuant to the LLC Agreement, the consideration payable to Citi upon exercise of the applicable call or put will include a payment for the fair market value of the applicable deposits transferred to Morgan Stanley.

Each of Citi and Morgan Stanley will enter into a Distribution Agreement with the Joint Venture that will provide for Citi and Morgan Stanley to use the Joint Venture as their preferred channel for distribution of certain product offerings to retail customers.  The Distribution Agreements will terminate after 5 years, subject to earlier termination under certain circumstances.

Each of Citi and Morgan Stanley will enter into a Research Agreement with the Joint Venture that will provide for Citi and Morgan Stanley to provide research on the same basis as current practice to the Joint Venture for use by the Joint Venture’s financial advisors and customers.  Each Research Agreement will terminate concurrently with the termination of the Distribution Agreement between the Joint Venture and Citi or Morgan Stanley, as applicable.

Each of Citi and Morgan Stanley will enter into an Order Flow Agreement with the Joint Venture that will provide for the Joint Venture to route orders generated by the Joint Venture to each of Citi and Morgan Stanley for execution at substantially the same level that Citi and Morgan Stanley currently receive from their respective contributed businesses, subject to applicable best execution requirements.  The Order Flow Agreements will also provide for Citi and Morgan Stanley to have substantially the same access to securities lending by the Joint Venture that Citi and Morgan Stanley currently receive from their respective contributed businesses.  The Order Flow Agreement with Citi will also provide for the continuation of the relationship between the Joint Venture’s financial advisors and Citi’s specialized product liaisons in the areas of Municipal Securities and Taxable Fixed Income Securities for at least a 3-year period.  The Order Flow Agreements will terminate after 6 years, subject to earlier termination under certain circumstances.

Each of Citi and Morgan Stanley will enter into a Transition Services Agreement with the Joint Venture that will provide for Citi and Morgan Stanley to provide certain transition services to the Joint Venture, and for the Joint Venture to provide certain transition services to Citi and Morgan Stanley.  Transition services will generally be provided for up to 3 years, subject to certain exceptions.

Citi and Morgan Stanley have agreed to certain general principles regarding the parties’ intended treatment of Citi and Morgan Stanley employees who transfer to the Joint Venture with respect to compensation and benefits, including the manner of allocating the cost of compensation and benefits and that the Joint Venture will bear such costs accrued after the Closing.  Citi, Morgan Stanley and the Joint Venture will enter into an Employee Matters Agreement pursuant to which the parties will take specified actions to reflect such agreed upon principles.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

10.1	Joint Venture Contribution and Formation Agreement by and between Citigroup Inc. and Morgan Stanley, dated as of January 13, 2009.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 16, 2009
CITIGROUP INC.

By:	/s/ Michael S. Helfer
	Name:	Michael S. Helfer
	Title:	General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Joint Venture Contribution and Formation Agreement by and between Citigroup Inc. and Morgan Stanley, dated as of January 13, 2009.